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                                                                   EXHIBIT 10.67


                           DALEEN TECHNOLOGIES, INC.
                     LONG-TERM INCENTIVE COMPENSATION PLAN

                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

     1.01 Purpose. The purpose of the Daleen Technologies, Inc. Long-Term Incentive Compensation Plan is to attract and retain Employees and provide appropriate incentive to other eligible Participants by providing Participants with a long-term opportunity to share in the appreciation of the Company's value.

     1.02 Effective Date. This Plan shall become effective as of the Closing Date as defined in the Asset Purchase Agreement among the Company, Daleen Solutions, Inc. and Abiliti Solutions, Inc., dated October 7, 2002.

                                   ARTICLE II

                                  DEFINITIONS

     2.01 Definitions. For purposes of this Plan, the following terms shall have the following meanings:

          (a) "Board" shall mean the board of directors of the Company. The Compensation Committee of the Board may exercise any authority reserved to the Board under this Plan.

          (b) "Common Stock" shall mean the Common Stock of the Company.

          (c) "Company" shall mean Daleen Technologies, Inc., a Delaware corporation.

          (d) "Employee" shall mean an employee of the Company.

          (e) "Enterprise Value" shall mean for purposes of the calculation of the Payout Equity Pool, (i) in the case of a sale of 100% of the common stock, preferred stock and other equity securities of the Company, the then fair market value of the securities or other consideration paid for such equity securities and (ii) in the case of any other transaction, the implied pre-tax value of the equity of the Company in such transaction. In each case, the fair market value of securities or other consideration or assets or implied value of the equity of the Company shall be determined in good faith by the Board without applying any discounts or premiums and without regard to the amounts payable under this Plan.

          (f) "Options" shall mean (i) the vested portion of any stock options to acquire Common Stock or other capital securities of the Company granted to each Participant as of or prior to the Effective Date and held by such Participant at the time of a Payout Event, (ii) the vested portion of any stock options to acquire Common Stock or other capital securities of the Company granted to each Participant after the Effective Date and held by such Participant at the time of a Payout Event and which the Board has designated at grant to be "Options" for purposes of the Plan, and (iii) all such stock options described in (i) and (ii) above that would have been so held but for a prior exercise of such stock option by or on behalf of the Participant.

          (g) "Option Shares" shall mean the shares of Common Stock or other capital securities of the Company underlying a Participant's Options.

          (h) "Option Value" shall mean, for any Participant, the excess of (i) the aggregate value of all of that Participant's Option Shares at the time of a Payout Event based upon the value attributable to the Common Stock in connection with such Payout Event over (ii) the aggregate exercise price of such Participant's Options.

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          (i) "Participant" shall mean, with respect to the Payout Equity Pool, any Employee of the Company, individual, or specified entity who is eligible to participate in such Payout Equity Pool, as provided in Section 3.01.

          (j) "Participation Percentage" shall mean, with respect to a Participant's participation in the Payout Equity Pool, the percentage assigned by the Board. The Participation Percentage assigned to a Participant shall be communicated to the Participant in writing.

          (k) "Payout Equity Pool" shall mean, with respect to a Payout Event, the sum of (i) 15% of the excess of (A) the amount of the Enterprise Value not exceeding $100,000,000 over (B) $20,000,000, and (ii) 10% of the amount by which the Enterprise Value exceeds $100,000,000. The Payout Equity Pool is notional only; no segregation of securities or other assets is intended or required.

          (l) "Payout Event" shall mean any (i) liquidation, dissolution or winding up of the Company; (ii) a sale of all or substantially all of the assets of the Company to a third party; (iii) a merger or consolidation of the Company with or into another entity pursuant to which (a) the capital stock of the Company outstanding immediately prior to the merger or consolidation is converted into or exchanged for securities of another entity or cash or property and (b) the stockholders of the Company immediately prior to the merger or consolidation own less than 50% of the combined voting stock of the surviving company (or the parent of the surviving company) in the merger or consolidation.; or (iv) a sale or other disposition in one transaction or series of transactions, regardless of the form of the transaction or of the form of consideration received, of 60% or more (based on voting control) of the capital stock of the Company to a single person or group (within the meaning of Rule 13d-5(b)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          (m) "Plan" shall mean the Daleen Technologies, Inc. Long-Term Incentive Compensation Plan, as the same may be amended from time to time.

          (n) "Unallocated Equity Pool" shall mean that percentage of the Payout Equity Pool that is not allocated to a specific Participant at the time of a Payout Event.

                                  ARTICLE III

                            OPERATION OF THE PROGRAM

     3.01 Eligibility. The initial Participants shall be those Employees, individuals or others as set forth in Exhibit A attached to this Plan. Prior to a Payout Event, additional Participants may be designated by the Board. The Unallocated Equity Pool, including any portion of the Payout Equity Pool forfeited or otherwise terminated in accordance with Section 3.04 hereof, will be distributed as determined by the Board; provided, however, that the Board shall not be required to distribute any of the Unallocated Equity Pool. The Board may, at the time of grant of a Plan interest to a Participant, establish vesting, forfeiture and other terms and conditions applicable to such grant.

     3.02  Distribution of the Payout Equity Pool

          (a) As soon as practicable after the occurrence of a Payout Event, the Board shall determine and approve the Payout Equity Pool as of the date of the Payout Event.

          (b) As soon as practicable after the Board approves the calculation of the Payout Equity Pool, the Company shall pay to each Participant an amount equal to (i) the Payout Equity Pool multiplied by (ii) that Participant's Participation Percentage, reduced by (iii) that Participant's Option Value.

          (c) Payment of the amounts described in (b) above may be made in cash or in the same consideration as is paid to the Company's stockholders in connection with the Payout Event. Such determination shall be made by the Board. If some or all of such payment is paid in property other than cash, the value of the portion of such distribution or consideration not paid in cash shall be the
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     fair market value of such property as determined in good faith by the Board of Directors of the Company. In the event that all or any portion of payments made to Participants consists of consideration other than cash or immediately tradable securities, the Company shall use reasonable best efforts to make appropriate arrangements to ensure that Participants have sufficient cash as part of the payout under the Plan to pay taxes incurred with respect to such payments, or, if sufficient cash is not available for distribution as part of the payout, the Company shall use reasonable best efforts to distribute as part of the payout publicly traded stock that has been registered under the Securities Act of 1933, as amended, sufficient to pay such taxes.

     3.03 Payments to Former Employees. If, at the time a payment is to be made pursuant to Section 3.02 above, a Participant is no longer employed by the Company, the Board shall determine, in its sole discretion, whether and under what conditions payment shall be made to such former Employee; provided, however, that the Board shall be entitled to make such determination at any time prior to such payment; and provided, further, that if the Participant is a party to an employment agreement with the Company, payment to such Participant shall be made in accordance with the terms of such agreement.

     3.04 Certain Adjustments. In the event of any acquisition, stock issuance, reorganization, merger, consolidation or similar transaction involving the Company, other than a Payout Event, that would have the effect of diluting the percentage equity ownership (in the Company or its successor) of the Company's then existing stockholders, or enlarging the rights of Participants hereunder, the Board may make equitable and reasonable adjustments to the Participation Percentages of Participants and/or the method of calculating the Payout Equity Pool (including changes in the percentages set forth in Section 2.01(k)(i) and (ii)) in order to adjust the Payout Equity Pool to reflect approximately the same level of dilution to the Payout Equity Pool as the dilution of the Company's capital stock resulting from said transaction.

                                   ARTICLE IV

                     AMENDMENT, TERMINATION AND CONVERSION

     4.01 Amendment and Termination. The Board may, in its sole and complete discretion, amend or terminate this Plan at any time and for any reason that the Board deems necessary or appropriate. The termination or amendment of the Plan shall not adversely affect any Participant's rights previously granted under the Plan unless approved by Participants holding in the aggregate more than one-half of the total Participation Percentages then outstanding. This Plan shall terminate upon the payment of all amounts payable following Payout Event.

     4.02 Plan Conversion. At any time after the adoption of this Plan, the Board may elect to replace this Plan in its entirety by a new equity-based compensation plan; provided, however, that any such new plan shall be substantially equivalent to or more favorable than this Plan for Participants from a financial and tax standpoint.

                                   ARTICLE V

                                 MISCELLANEOUS

     5.01 Governing Law and Venue. All rights under this Plan shall be governed and construed in accordance with the laws of the State of Florida. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Boca Raton, Florida, therefore, each of the parties irrevocably and unconditionally
(a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement must be brought in Boca Raton, Florida; (b) consents to the jurisdiction of such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such manner as may be provided under applicable laws or court rules in the State of Florida.

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     5.02  Funding.  All cash payments under the Plan will be made from the general assets of the Company. Any shares issued in payment of the Company's obligations under this Plan may be newly-issued shares or treasury shares. No portion of the assets of the Company will be segregated or separately identifiable as a source of payment under the Plan.

     5.03 Withholding Taxes. The Company shall withhold from any payment to be made to a Participant under the terms of the Plan an amount sufficient to satisfy the Company's withholding obligation under any federal, state or local withholding tax requirement applicable to such payment and shall promptly remit the withheld amount to the appropriate taxing bodies.

     5.04 Employment Rights. Nothing in this Plan shall confer upon any Employee the right to continue in the employment of the Company or any affiliate of the Company or affect any right which the Company or any affiliate of the Company may have to terminate the employment of such Participant.

     5.05 Successors. This Plan shall bind any corporation or unincorporated entity or group of corporations or unincorporated entities which acquires ownership, directly or indirectly, of all or substantially all of the assets of the Company. In the case of any transaction in which a such a successor would not by the foregoing provision or by operation of law be bound by the Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     5.06 Captions. The captions of Articles and Sections of this Plan are for the convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

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